Exhibit 4.13

This THIRTEENTH SUPPLEMENTAL INDENTURE (this “Thirteenth Supplemental Indenture”), dated as of January 13, 2020, among SEASPAN CORPORATION, a corporation duly organized and existing under the laws of the Republic of the Marshall Islands with limited liability (the “Company”), each of the subsidiaries listed on the signature pages hereto as “Guarantors” (collectively, the “Guarantors”) and THE BANK OF NEW YORK MELLON, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company and the Trustee have heretofore executed and delivered an indenture, dated as of October 10, 2017 (the “Base Indenture”), providing for the issuance by the Company from time to time of its Securities to be issued in one or more series, which Base Indenture was amended and supplemented by (i) a second supplemental indenture, dated as of February 14, 2018 (the “Second Supplemental Indenture”), among the Company, the guarantors party thereto and the Trustee, providing for the issuance of a series of Securities designated as its “5.50% Senior Notes due 2025”, in an aggregate principal amount of $250,000,000 (the “2025 Notes”), (ii) a third supplemental indenture, dated as of February 22, 2018 (the “Third Supplemental Indenture”), among the Company, the guarantors party thereto and the Trustee, (iii) a fourth supplemental indenture, dated as of March 22, 2018 (the “Fourth Supplemental Indenture”), among the Company, the guarantors party thereto and the Trustee, (iv) a fifth supplemental indenture, dated as of March 26, 2018 (the “Fifth Supplemental Indenture”), among the Company, the guarantors party thereto and the Trustee, (v) a sixth supplemental indenture, dated as of March 26, 2018 (the “Sixth Supplemental Indenture”), among the Company, the guarantors party thereto and the Trustee, (vi) a seventh supplemental indenture, dated as of June 8, 2018 (the “Seventh Supplemental Indenture”), among the Company, the guarantors party thereto and the Trustee, (vii) an eighth supplemental indenture, dated as of July 16, 2018 (the “Eighth Supplemental Indenture”), among the Company, the guarantors party thereto and the Trustee, (viii) a ninth supplemental indenture, dated as of January 15, 2019 (the “Ninth Supplemental Indenture”), among the Company, the Guarantors and the Trustee, providing for the issuance of a series of Securities designated as its “5.50% Senior Notes due 2026”, in an aggregate principal amount of $250,000,000 (the “2026 Notes” and, together with the 2025 Notes, the “Notes”), (ix) a tenth supplemental indenture, dated as of January 15, 2019 (the “Tenth Supplemental Indenture”), among the Company, the guarantors party thereto and the Trustee, (x) an eleventh supplemental indenture, dated as of August 22, 2019 (the “Eleventh Supplemental Indenture” and, together with the Base Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture and the Tenth Supplemental Indenture, the “2025 Notes Indenture”), among the Company, the guarantors party thereto and the Trustee and (xi) a twelfth supplemental indenture, dated as of August 22, 2019 (the “Twelfth Supplemental Indenture” and, together with the Base Indenture and the Ninth Supplemental Indenture, the “2026 Notes Indenture”), among the Company, the guarantors party thereto and the Trustee;

WHEREAS, Section 7.02 of the Second Supplemental Indenture provides that the Company, the Guarantors and the Trustee may, with the consent of the Holders of not less than a majority in principal amount of the Outstanding 2025 Notes, enter into indentures supplemental to the 2025 Notes Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the 2025 Notes Indenture or of modifying in any manner the rights of the Holders of the 2025 Notes, subject to certain exceptions noted therein;

WHEREAS, Section 7.02 of the Ninth Supplemental Indenture provides that the Company, the Guarantors and the Trustee may, with the consent of the Holders of not less than a majority in principal amount of the Outstanding 2026 Notes, enter into indentures supplemental to the 2026 Notes Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the 2026 Notes Indenture or of modifying in any manner the rights of the Holders of the 2026 Notes, subject to certain exceptions noted therein;

WHEREAS, in accordance with Section 1.4 of the Base Indenture, Section 7.02 of the Second Supplemental Indenture and Section 7.02 of the Ninth Supplemental Indenture, each of the Holders of the Notes have duly authorized the execution and delivery of this Thirteenth Supplemental Indenture;

WHEREAS, the Company intends by this Thirteenth Supplemental Indenture to evidence the amendment of certain covenants under the 2025 Notes Indenture and the 2026 Notes Indenture;

WHEREAS, pursuant to Section 7.02 of the Second Supplemental Indenture and Section 7.02 of the Ninth Supplemental Indenture, the Trustee, the Company and the Guarantors have received the required consents of the Holders of each of the 2025 Notes and the 2026 Notes and are authorized to execute and deliver this Thirteenth Supplemental Indenture to amend or supplement the 2025 Notes Indenture and the 2026 Notes Indenture as set forth herein; and

WHEREAS, all actions required to be taken by the Company and each of the Guarantors under the 2025 Notes Indenture and the 2026 Notes Indenture to make this Thirteenth Supplemental Indenture a valid, binding and legal agreement of the Company and each of the Guarantors, have been done.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

(a) The definition of “Board of Directors” set forth in Section 1.1. Definitions of the Base Indenture shall be deleted in its entirety with respect to the 2025 Notes and the 2026 Notes and replaced with the following:

“Board of Directors” prior to the consummation of a Permitted Reorganization, means the board of directors of the Company or any committee of that board duly authorized to act generally or in any particular respect for the Company hereunder; and following the consummation of a Permitted Reorganization, means the board of directors of TopCo or any committee of such board duly authorized to act generally or in any particular respect for TopCo hereunder.

(b) Upon the consummation of a Permitted Reorganization, the definitions of “Permitted Payments” set forth in Section 1.01. Definitions of the Second Supplemental Indenture and the Ninth Supplemental Indenture shall be deleted in their entirety and replaced with the following:

“Permitted Payment” means:

(a)    any cash dividend paid on shares of Preferred Stock of TopCo that does not exceed the dividend stipulated in the statement of designation (including all accumulated but as yet unpaid dividends) for such shares of Preferred Stock;

(b)    any cash dividend paid on Common Stock of TopCo that does not exceed the greater of (i) $0.50 per share, when aggregated with all other such cash dividends paid on a share of Common Stock of TopCo in the preceding 360 days (or, to the extent the preceding 360 days include any days prior to a Permitted Reorganization, any cash dividends paid on a share of Common Stock of the Company during such portion of the preceding 360 days), and (ii) the Capital Distribution Amount at the time of payment;

(c)    any cash paid on the retirement, repurchase or redemption of shares of Common Stock of TopCo that is not greater than the Capital Distribution Amount the time of payment;

(d)    [Reserved];

(e)    any cash paid on an retirement, repurchase or redemption of shares of Preferred Stock of TopCo that is (i) not greater than the Capital Distribution Amount at the time of payment or (ii) funded entirely from the net cash proceeds of the issuance and sale by TopCo of Common Stock of TopCo and or another series of Preferred Stock of TopCo that is comparable to the Preferred Stock of TopCo being retired, repurchased or redeemed; and

(f)    any other Restricted Payment made in cash with the prior written consent of Holders of not less than a majority in principal amount of the Outstanding Notes.

(c) The following definitions are hereby added to the 2025 Notes Indenture with respect to the 2025 Notes and the 2026 Notes Indenture with respect to the 2026 Notes:

“Merger Sub” means Seaspan Holdco V, Ltd., a Marshall Islands corporation, and wholly-owned subsidiary of TopCo formed in connection with a Permitted Reorganization.

“Permitted Reorganization” means the Company’s plan to effectuate a corporate reorganization through a series of related transactions, which may include but not necessarily be limited to, (i) the Company forming TopCo, (ii) TopCo forming Merger Sub, (iii) Merger Sub merging with and into the Company, with the Company as the surviving corporation and a wholly-owned subsidiary of TopCo, and (iv) the shareholders of the Company receiving TopCo shares upon the cancellation of their Company shares.

“TopCo” means Atlas Corp., a Marshall Islands corporation, and wholly-owned subsidiary of the Company formed in connection with a Permitted Reorganization.

(c) All capitalized terms used herein and not otherwise defined below shall have the meanings ascribed thereto in the 2025 Notes Indenture or the 2026 Notes Indenture, as applicable.

ARTICLE II

AMENDMENTS

Section 2.01. Amendment of Certain Covenants.

(a) Upon the consummation of a Permitted Reorganization, Section 7.4. Reports by Company of the Base Indenture shall be deemed automatically deleted in its entirety with respect to the 2025 Notes and the 2026 Notes and replaced in lieu thereof with the following:

“Section 7.4. Listing of Notes and Related Filings. TopCo and the Company shall ensure that the 2025 Notes, 2026 Notes and any other notes issued by the Company to affiliates of Fairfax Financial Holdings Limited under or in connection with the Base Indenture will be listed and posted for trading on the Global Exchange Market (or such other national exchange as may be mutually agreed by the Company and the Holders in writing from time to time) prior to or immediately after the consummation of the Permitted Reorganization, and TopCo and the Company shall ensure that all listing and filing requirements in connection with maintaining the listing and posting for trading of the foregoing notes on such exchange shall be maintained while any amounts remain outstanding under the foregoing notes. For the avoidance of doubt, the Trustee shall have no obligations with respect to the listing of the Notes on any exchange or related filings.”

(b) Section 5.05. Restricted Payments in each of the Second Supplemental Indenture and of the Ninth Supplemental Indenture is hereby deleted in its entirety and replaced in lieu thereof with the following:

“Section 5.05. Restricted Payments. Prior to the consummation of a Permitted Reorganization, the Company will not, nor will the Company permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) the Company may make Restricted Payments payable solely in equity interests issued by the Company and not in cash (which shall include dividends paid in equity interests through the Company’s dividend reinvestment plan), (b) a Subsidiary of the Company may make Restricted Payments in cash to the Company or another Subsidiary of the Company and in each case to other owners of the equity of such Subsidiary on a pro rata basis and (c) the Company may make any other Restricted Payments in cash in accordance with applicable law so long as (i) after giving effect thereto no Default has occurred and is continuing and no Default will result therefrom and (ii) such payment is a Permitted Payment.

On or after the consummation of a Permitted Reorganization, TopCo will not, nor will TopCo permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) TopCo may make Restricted Payments payable solely in equity interests issued by TopCo and not in cash (which shall include dividends paid in equity interests through TopCo’s dividend reinvestment plan), (b) TopCo or any Subsidiary of TopCo may make Restricted Payments in cash to TopCo or another Subsidiary of TopCo and in each case to other owners of the equity of such Subsidiary on a pro rata basis and (c) TopCo may make any other Restricted Payments in cash in accordance with applicable law so long as (i) after giving effect thereto no Default has occurred and is continuing and no Default will result therefrom and (ii) such payment is a Permitted Payment.”

(c) The following sentence shall be added at the end of clause (a) of Section 5.08. Subsidiary Guarantee in the Second Supplemental Indenture and the Ninth Supplemental Indenture:

“Section 5.08. Subsidiary Guarantee.

(a)    […] Notwithstanding the foregoing, in the event of a Permitted Reorganization, none of TopCo or Merger Sub shall have an obligation to provide a guarantee, become a Guarantor of the Notes or execute a joinder to the Registration Rights Agreement.

(d) Section 5.09. Board Representation in the Second Supplemental Indenture is hereby deleted in its entirety and replaced in lieu thereof with the following:

“Section 5.09. Board Representation. The Initial Beneficial Owners shall have the right to designate (a) two members of the Board of Directors and, in the event that a Permitted Reorganization is consummated, one member to the board of directors of the Company, if at least $125.0 million aggregate principal amount of the Notes remain outstanding and (b) one member of the Board of Directors if less than $125.0 million aggregate principal amount of the Notes remain outstanding but greater than $50.0 million aggregate principal amount of the Notes remain outstanding (each, a “Noteholder Director”), in each case to be appointed to the Board of Directors promptly following such designation, and TopCo or the Company, as applicable, shall cause such Noteholder Directors to be duly appointed or elected to the Board of Directors; provided, however, that in no event shall the rights under the indenture governing the Company’s 5.50% Senior Notes due 2026 or this Second Supplemental Indenture allow the Initial Beneficial Owners to designate more than two members to the Board of Directors (and one member to the board of directors of the Company, in the event that a Permitted Reorganization is consummated) if the threshold described in clause (a) above is reached, or to designate more than one member to the Board of Directors if the threshold described in clause (b) above is reached; provided, further, that such directors (x) must be reasonably qualified to serve as a member of the Board of Directors (or the board of directors of the Company, as the case may be) and (y) are not prohibited from acting as a member of the Board of Directors (or the board of directors of the Company, as the case may be) by any applicable law or regulation (including but not limited to U.S. securities laws and New York Stock Exchange regulations). In the event that any Noteholder Director resigns or is removed from office, TopCo or the Company, as applicable, agrees to take all necessary actions to install, in lieu of such person, such new person on the Board of Directors or the board of directors of the Company as may be designated by the Initial Beneficial Owners, in accordance with this Section 5.09.”

(e) Section 5.09. Board Representation in the Ninth Supplemental Indenture is hereby deleted in its entirety and replaced in lieu thereof with the following:

“Section 5.09. Board Representation. The Initial Beneficial Owners shall have the right to designate (a) two members of the Board of Directors and, in the event that a Permitted Reorganization is consummated, one member to the board of directors of the Company, if at least $125.0 million aggregate principal amount of the Notes remain outstanding and (b) one member of the Board of Directors if less than $125.0 million aggregate principal amount of the Notes remain outstanding but greater than $50.0 million aggregate principal amount of the Notes remain outstanding (each, a “Noteholder Director”), in each case to be appointed to the Board of Directors promptly following such designation, and TopCo or the Company, as applicable, shall cause such Noteholder Directors to be duly appointed or elected to the Board of Directors; provided, however, that in no event shall the rights under the indenture governing the Company’s 5.50% Senior Notes due 2025 or this Ninth Supplemental Indenture allow the Initial Beneficial Owners to designate more than two members to the Board of Directors (and one member to the board of directors of the Company, in the event that a Permitted Reorganization is consummated) if the threshold described in clause (a) above is reached, or to designate more than one member to the Board of Directors if the threshold described in clause (b) above is reached; provided, further, that such directors (x) must be reasonably qualified to serve as a member of the Board of Directors (or the board of directors of the Company, as the case may be) and (y) are not prohibited from acting as a member of the Board of Directors (or the board of directors of the Company, as the case may be) by any applicable law or regulation (including but not limited to U.S. securities laws and New York Stock Exchange regulations). In the event that any Noteholder Director resigns or is removed from office, TopCo or the Company, as applicable, agrees to take all necessary actions to install, in lieu of such person, such new person on the Board of Directors or the board of directors of the Company as may be designated by the Initial Beneficial Owners, in accordance with this Section 5.09.”

ARTICLE III

MISCELLANEOUS

Section 3.01. Ratification of 2025 Notes Indenture. This Thirteenth Supplemental Indenture is executed and shall be constructed as an indenture supplement to the Base Indenture, as amended and supplemented by the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Tenth Supplemental Indenture and the Eleventh Supplemental Indenture and as further supplemented and modified hereby, the Base Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Tenth Supplemental Indenture and the Eleventh Supplemental Indenture are in all respects ratified and confirmed, and the Base Indenture, the Second

Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Tenth Supplemental Indenture and the Eleventh Supplemental Indenture shall be read, taken and constructed as one and the same instrument.

Section 3.02. Ratification of 2026 Notes Indenture. This Thirteenth Supplemental Indenture is executed and shall be constructed as an indenture supplement to the Base Indenture, as amended and supplemented by the Ninth Supplemental Indenture and the Twelfth Supplemental Indenture and as further supplemented and modified hereby, the Base Indenture, the Ninth Supplemental Indenture and the Twelfth Supplemental Indenture are in all respects ratified and confirmed, and the Base Indenture, the Ninth Supplemental Indenture and the Twelfth Supplemental Indenture shall be read, taken and constructed as one and the same instrument.

Section 3.03. Trust Indenture Act Controls. If any provision of this Thirteenth Supplemental Indenture limits, qualifies or conflicts with another provision that is required or deemed to be included in this Thirteenth Supplemental Indenture by the Trust Indenture Act, the required or deemed provision shall control.

Section 3.04. Notice of Permitted Reorganization. The Company shall provide a notice to the Trustee upon the occurrence of a Permitted Reorganization. Absent receipt of such notice, the Trustee shall be entitled to conclusively rely on the fact that no Permitted Reorganization has occurred.

Section 3.05. Notices. All notices and other communications shall be given as provided in the 2025 Notes Indenture or the 2026 Notes Indenture, as applicable.

Section 3.06. Governing Law. THIS THIRTEENTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE OR INSTRUMENTS ENTERED INTO AND, IN EACH CASE, PERFORMED IN THE STATE OF NEW YORK. Any dispute, action or proceeding arising out of or relating to this Thirteenth Supplemental Indenture in respect hereof or the rights of any party under this Thirteenth Supplemental Indenture shall be exclusively maintained in the U.S. federal or New York State Court sitting in the Borough of Manhattan, The City of New York, New York. Each of the parties hereto: (i) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law, and (ii) irrevocably submits to the jurisdiction of such courts in any suit, action or proceeding. Each party to this Thirteenth Supplemental Indenture irrevocably waives, to the fullest extent permitted by applicable law, all right of trial by jury in any action, proceeding or counterclaim based on, or arising out of, under or in connection with this Thirteenth Supplemental Indenture or any matter arising hereunder.

Section 3.07. Judgment Currency. The Company and each of the Guarantors agrees, to the fullest extent that it may effectively do so under applicable law, that (i) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of, or premium or interest, if any, or Additional Interest or Additional Amounts on the 2025 Notes or the 2026 Notes, as applicable, or any indemnities due hereunder from the Company or any Guarantor (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the requisite amount of the Required Currency with the Judgment Currency on the New York Banking Day preceding the day on which a final unappealable judgment is given and (ii) its obligations under the 2025 Notes Indenture and the 2026 Notes Indenture to make payments in the Required Currency (a) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with clause (i)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (b) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (c) shall not be affected by judgment being obtained for any other sum due under the 2025 Notes Indenture or the 2026 Notes Indenture, as applicable. For purposes of the foregoing, “New York Banking Day” means any day except a Saturday, Sunday or a legal holiday in The City of New York or a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to be closed.

Section 3.08. Successors. All covenants and agreements in this Thirteenth Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 3.09. Counterparts. This Thirteenth Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. Counterparts may be executed either in original, facsimile or electronic (i.e., “pdf” or “tif”) form and the parties hereto adopt any signatures received by facsimile or electronic (i.e., “pdf” or “tif”) transmission as the original signature of such party.

Section 3.10. Headings. The Article and Section headings of this Thirteenth Supplemental Indenture are for convenience only and shall not affect the construction hereof.

Section 3.11. Trustee Not Responsible for Recitals. The recitals contained herein shall be taken as the statements of the Company and the Guarantors and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Thirteenth Supplemental Indenture, except that the Trustee represents that it is duly authorized under its corporate bylaws to execute and deliver this Thirteenth Supplemental Indenture and perform its obligations hereunder.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Thirteenth Supplemental Indenture to be duly executed as of the date first written above.

COMPANY:

SEASPAN CORPORATION

By:	/s/ Bing Chen
Name:	Bing Chen
Title:	President and Chief Executive Officer

Acknowledged and agreed as of the date first written above.

TOPCO:

ATLAS CORP.

By:	/s/ Bing Chen
Name:	Bing Chen
Title:	President and Chief Executive Officer

[Signature page to Thirteenth Supplemental Indenture]

GUARANTORS:

Seaspan Holding 140 Ltd.

By:	/s/ Ryan Courson
Name:	Ryan Courson
Title:	Chief Financial Officer

Seaspan 140 Ltd.

By:	/s/ Ryan Courson
Name:	Ryan Courson
Title:	Chief Financial Officer

Seaspan (Asia) Corporation

By:	/s/ Ryan Courson
Name:	Ryan Courson
Title:	Chief Financial Officer

Seaspan Containership 2180 Ltd.

By:	/s/ Ryan Courson
Name:	Ryan Courson
Title:	Chief Financial Officer

Seaspan Containership 2181 Ltd.

By:	/s/ Ryan Courson
Name:	Ryan Courson
Title:	Chief Financial Officer

Seaspan Holdco I Ltd.

By:	/s/ Ryan Courson
Name:	Ryan Courson
Title:	Chief Financial Officer

Seaspan Holdco II Ltd.

By:	/s/ Ryan Courson
Name:	Ryan Courson
Title:	Chief Financial Officer

[Signature page to Thirteenth Supplemental Indenture]

Seaspan Holdco III Ltd.

By:	/s/ Ryan Courson
Name:	Ryan Courson
Title:	Chief Financial Officer

Seaspan Holdco IV Ltd.

By:	/s/ Ryan Courson
Name:	Ryan Courson
Title:	Chief Financial Officer

Seaspan Investment I Ltd.

By:	/s/ Ryan Courson
Name:	Ryan Courson
Title:	Chief Financial Officer

Seaspan Ship Management Ltd.

By:	/s/ Bing Chen
Name:	Bing Chen
Title:	Chief Executive Officer

Seaspan Crew Management Ltd.

By:	/s/ Ryan Courson
Name:	Ryan Courson
Title:	Chief Financial Officer

Seaspan Management Services Limited

By:	/s/ Bing Chen
Name:	Bing Chen
Title:	President

Seaspan Advisory Services Limited

By:	/s/ Bing Chen
Name:	Bing Chen
Title:	President

Seaspan Capital Ltd.

By:	/s/ Bing Chen
Name:	Bing Chen
Title:	Chief Executive Officer

[Signature page to Thirteenth Supplemental Indenture]

GC Intermodal II, Ltd.

By:	/s/ Ryan Courson
Name:	Ryan Courson
Title:	Chief Financial Officer

GC Intermodal III, Ltd.

By:	/s/ Ryan Courson
Name:	Ryan Courson
Title:	Chief Financial Officer

GC Intermodal XII, Ltd.

By:	/s/ Ryan Courson
Name:	Ryan Courson
Title:	Chief Financial Officer

GC Intermodal XIV, Ltd.

By:	/s/ Ryan Courson
Name:	Ryan Courson
Title:	Chief Financial Officer

[Signature page to Thirteenth Supplemental Indenture]

TRUSTEE:

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ John D. Bowman
Name:	John D. Bowman
Title:	Vice President

[Signature page to Thirteenth Supplemental Indenture]